EXHIBIT 99.1

Ainos Appoints Amanda Sung as New Chief Financial Officer

Current CFO Celia Wu announces her retirement and transition to consulting role

Sung brings nearly two decades of public company audit and compliance experience with major international accounting firms

SAN DIEGO, CA / ACCESSWIRE / May 17, 2023 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified medtech company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced the appointment of Ms. Meng-Lin (Amanda) Sung to the position of Chief Financial Officer, effective May 17, 2023. Ms. Sung will succeed Ms. Hui-Lan (Celia) Wu, who is retiring from her position as Chief Financial Officer and will transition into an external consulting role.

Chun-Hsien Tsai, Ainos' Chairman of the Board, President, and Chief Executive Officer, commented, “I am thrilled to welcome Ms. Sung to our company in the role of Chief Financial Officer. Ms. Sung’s wealth of accounting experience, extensive familiarity with auditing healthcare and life science companies, and unwavering professionalism make her an invaluable addition to our management team. On behalf of everyone at Ainos, I also want to thank Ms. Wu for her hard work and dedication during a truly transformative period of our company’s history. We are incredibly grateful for her contributions to our team, and look forward to continuing working with her in her new capacity as a consultant.”

Ms. Sung comes to Ainos after serving as Vice President of Finance at Sercomm Corporation since late 2021. Prior to joining Sercomm, Ms. Sung held roles at three of the big four accounting firms — PricewaterhouseCoopers, Ernst & Young, and Deloitte — conducting audits and advising public companies on U.S. GAAP/IFRS and SEC reporting and listing regulations. Ms. Sung has extensive experience guiding publicly-traded healthcare and life science companies through the initial public offering and auditing processes, having previously worked with companies based in the USA and mainland China.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos, Inc. is a diversified medtech company engaged in developing innovative medical technologies for point-of-care testing and safe and novel medical treatment for a broad range of disease indications. In addition to its proprietary therapeutics using low-dose non-injectable interferon, Ainos has also expanded its product portfolio to include Volatile Organic Compounds (VOC) and COVID-19 POCTs. To learn more, visit https://www.ainos.com,

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Forward-Looking Statements

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the planned drug treatments announced in this press release; the Company's dependence on revenues from the sale of COVID-19 test kits; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company's success in managing the growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' most recent Annual Report on Form 10-K/A and other reports filed with the U.S. Securities and Exchange Commission, many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's Form 10-K/A, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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